Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Information Holdings Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Mason P. Slaine, President and Chief Executive Officer of the Company, and Vincent A. Chippari, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mason P. Slaine
Mason P. Slaine
President and Chief Executive Officer

/s/Vincent A. Chippari
Vincent A. Chippari
Executive Vice President and Chief Financial Officer

November 12, 2003

A signed original statement of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Information Holdings Inc. and will be retained by Information Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.